UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): November 16, 2007

                                  Innovex, Inc.
                       ----------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
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                 (State Or Other Jurisdiction Of Incorporation)


  000-13143                                             41-1223933
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(Commission File Number)                    (I.R.S. Employer Identification No.)

3033 Campus Drive, Suite E180
Plymouth, MN                                               55441
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(Address Of Principal Executive Offices)                 (Zip Code)



                                 (763) 383-4000
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               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Items under Sections 1, 2, 4, and 6-8 are not applicable and therefore omitted.

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

         On November 21, 2007, Innovex, Inc. (the "Company") received a Staff Deficiency Letter from The Nasdaq Stock Market which stated that for the last 30 consecutive business days the bid price of the Company's common stock has closed below the minimum $1.00 per share required for continued inclusion on the Nasdaq Global Market. Therefore, the Company was not in compliance with Marketplace Rule 4450(a)(5). The Company has 180 days, or until May 19, 2008, to regain compliance. If, at anytime before May 19, 2008, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the staff of The Nasdaq Stock Market will provide written notification that it has achieved compliance with this Marketplace Rule. The Nasdaq Staff Deficiency Letter has no effect on the listing of the Company's common stock at this time.

      As required by the Nasdaq Staff Deficiency Letter, the Company issued a press release on November 21, 2007 relating to the letter and the non-compliance with the Marketplace Rule described therein. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         On November 16, 2007, the Company entered into an Amendment No. 1 to its employment agreement (the "Amendment") with Keith Foerster, Innovex's Senior Vice President, Development and Sales. Under the Amendment, Mr. Foerster's employment will end one year from November 16, 2007 unless either he or the Company terminates his employment sooner. During this time, he will continue to assist the Company in the transition of its corporate office to Thailand. There will be no change in Mr. Foerster's annual base compensation.

         Under the Amendment, if Mr. Foerster's employment is terminated by the Company or by Mr. Foerster for any reason other than Good Cause, the Company will continue to pay his base salary and the employer share of group health and dental premiums for 365 days from the termination date, provided the 365 day period will be reduced by one day for each day after the date of the Amendment that Mr. Foerster continues as an employee of the Company. Additionally, if Mr. Foerster's employment is terminated without Good Cause or he resigns for Good Reason following a Change in Control, he will receive immediate 100% vesting of any unvested stock options, in addition to the salary continuation and employer share of insurance premiums described above. If Mr. Foerster's termination is for Good Cause, his base salary and benefits will be paid only through his termination date. Capitalized terms not otherwise defined in this Current Report on Form 8-K have the meaning ascribed to them in the Amendment, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01         Financial Statements And Exhibits.

Exhibit No.        Description
-----------        -------------------------------------------------------------
10.1               Amendment No. 1 to Employment Agreement by and between
                   Innovex, Inc. and Keith Foerster dated November 16, 2007
99.1               Press Release dated November 21, 2007 issued by Innovex, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  INNOVEX, INC.

                                                      By:  /s/ Douglas W. Keller
                                                           ---------------------
                                                      Douglas W. Keller
                                                      Vice President, Finance

Date:   November 21, 2007